UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2015

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FUTURE WORLD GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

BETAFOX CORP.

(Previous Corporate Name)

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Nevada	333-197968	33-1230099
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

One World Trade Center

EGD Global Suite 8500

New York, NY 10007

(Address of Principal Executive Office) (Zip Code)

212-220-7102

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On October 7, 2015, Future Continental, Ltd. (the “Transferor”), which on May 11, 2015 had purchased the Six Million (6,000,000) shares of common stock of the Registrant (the “Shares”) previously owned by Giorgos Kallides, which Shares constitute approximately 73.8% of the Registrant’s 8,130,000 issued and outstanding common shares, transferred the 6,000,000 Shares to the Registrant’s sole officer and director, Lei Pei (the “Transferee”).

As a result of the sale, there was a change of control of the Registrant. There is no family relationship or other relationship between the Transferor and the Transferee. No cash consideration was paid by the Transferee; the consideration was the Transferee’s serving as, and continuing to serve as, the Registrant’s CEO.

As of the date hereof, the authorized capital stock of the Registrant consists of 75,000,000 shares of common stock, par value $.001 per share, of which 8,130,000 shares are issued and outstanding.  Each share of common stock is entitled to one vote with respect to all matters to be acted on by the stockholders. There is no other class of shares of the Registrant authorized, issued or outstanding

This was a private transaction between the Transferor and the Transferee, and no new shares of the Registrant were sold or issued.

The information required by this Item 5.01 is incorporated herein by reference to Item 5.02, Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Registrant currently has no material plan, contract or arrangement (written or not written) to which the CEO is a party, or in which the CEO participates, or material amendment in connection with any grant or award to, or modification thereto, under any such plan, contract or arrangement in connection with any such event.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As a result of the change of control described in Item 5.01, the following table sets forth certain information regarding the beneficial ownership of the Registrant’s common stock by (i) each stockholder known by the Registrant to be the beneficial owner of more than 5% of the Registrant’s common stock and (ii) by the director and executive officer of the Registrant, as a result of the change of control.  The person or the Registrant named in the table has sole voting and investment power with respect to the shares beneficially owned.

Title of Class	Name and Address	Amount and Nature of	Percent of Class
	Of Beneficial Owner	Beneficial Ownership

Common Stock, par value $0.001	Lei Pei One World Trade Center EGD Global Suite 8500 New York, NY 10007	6,000,000	73.8%

Item 5.03 Amendments to Articles of Incorporation of Registrant.

On October 7, 2015, Betafox Corp. (the “Registrant”) amended Article 1. of its Articles of Incorporation, to change the Registrant’s corporate name to FUTURE WORLD GROUP, INC.

The Registrant also amended Article 3. of its Articles of Incorporation, so that Article 3. reads as follows:

“3. The Corporation is authorized to issue 75,000,000 shares of common stock, par value $.001 per share. Unless otherwise provided by law, any action required to be taken or which may be taken by the shareholders, may be taken without a meeting, without prior notice and without a vote, if written consents are signed by shareholders representing a majority of the shares entitled to vote for such action.”

The amendment to Article 3 did not change the number of the Registrant’s authorized common shares.  The second sentence of the amendment to Article 3 added to the Articles of Incorporation what was already in the Registrant’s By-Laws.

A copy of this Form 8-K, with the Exhibit, is being mailed to the Registrant’s shareholders.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
3.	Amendment to the Registrant’s Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FUTURE WORLD GROUP, INC.

Date: October 7, 2015	By:	/s/ Lei Pei
Lei Pei CEO

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